UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Broadway, Suite 17-105, Denver CO	80202
(Address of principal executive offices)	(Zip Code)

(720) 240-9546
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On March 25, 2020, the U.S. Securities and Exchange Commission (the “Commission”) issued an order under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (Release No. 34-88465) (which supersedes the Commission’s original order dated March 4, 2020 under Section 36 of the Exchange Act (Release No. 34-88318)) granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (the “Order”). The Order provides that a registrant (as defined in Exchange Act Rule 12b-2) subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any filings with respect to such a registrant, is exempt from any requirement to file or furnish materials and any amendments thereto with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, 13D-G (except for those provisions mandating the filing of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, where certain conditions are satisfied.

MassRoots, Inc. (the “Company”) is furnishing this Current Report on Form 8-K to indicate its reliance on the Order in connection with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”) as a result of the circumstances set forth below.

As a result of the continuing global outbreak of the COVID-19 virus, the global public markets, including the over-the-counter markets in the United States have been subject to substantial volatility. As a result of the volatility in the markets, the Company was unable to identify and raise capital necessary for it to, among other things, pay accounting and audit fees as were necessary for the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. As a result of the foregoing, there has been a delay in the Company’s ability to prepare and complete its financial statements for the year ended December 31, 2019 which has subsequently resulted in a delay in the Company’s ability to prepare and complete its financial statements for the quarter ended March 31, 2020 thereby resulting in the Company’s inability to timely file the Quarterly Report.

Accordingly, in reliance upon the Order, the Company expects to file its Quarterly Report on Form 10-Q approximately 45 days after May 15, 2020.

The Company is supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and its subsequent Quarterly Reports on Form 10-Q with the following risk factor:

The spread of the COVID-19 outbreak has caused severe disruptions in the U.S. and global economy and financial markets and could potentially create widespread business continuity issues of unknown magnitude and duration.

The outbreak of COVID-19 has severely impacted global economic activity and caused significant volatility and negative pressure in financial markets. The global impact of the outbreak has been rapidly evolving and many countries, including the United States, have reacted by instituting quarantines and restricting travel. Many experts predict that the outbreak will trigger a period of global economic slowdown or a global recession. COVID-19 or another pandemic could have material and adverse effects on our ability to successfully operate due to, among other factors:

●	a general decline in business activity of cannabis dispensaries;
●	the destabilization of the markets could negatively impact our customer and user growth and access to capital and credit markets which could affect our access to capital necessary to fund business operations or address maturing liabilities on a timely basis; and
●	a deterioration in our ability to ensure business continuity during a disruption.

The rapid development of this situation makes it nearly impossible to predict the ultimate adverse impact of COVID-19 on our business and operations. Nevertheless, COVID-19 presents material uncertainty which could adversely affect our results of operations, financial condition and cash flows. We continue to assess the potential impact of COVID-19, which remains uncertain at this time.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the anticipated impact of the COVID-19 outbreak on the Company’s business, financial condition or results of operations and the businesses of its clients. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 outbreak, on the demand for the Company’s services; the duration of the COVID-19 outbreak and severity of such outbreak in the states or jurisdictions in which the Company operates; the pace of recovery following the COVID-19 outbreak; and the adverse effects of the COVID-19 outbreak on the Company’s business and/or the market price of the Company’s common stock and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and its subsequent filings with the Commission, including subsequent periodic reports on Forms 10-Q and 8-K. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: May 15, 2020	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer

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